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                                                                  EXHIBIT 3.1

                          Articles of Incorporation


                             Secretary of the State
                                30 Trinity Street
                               Hartford, CT 06106

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                                                                                                     Complete All Blanks
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
Enter Name of Corporation here:

    Physicians Care for Connecticut, Inc.
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                The above corporation appoints as its statutory agent for service, one of the following:
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Name of Natural Person Who is Resident of Connecticut             Business Address                  Zip Code
                                                                  1520 Highland Avenue
    Edward J. Berns                                               Cheshire, CT                      06410
                                                                  Residence Address
                                                                  16 Vineyard Road                  Zip Code
                                                                  North Haven, CT                   06473
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Name of Connecticut Corporation                                   Address of Principal Office in Conn. (If none, enter
                                                                  address of appointee's statutory agent for service)


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Name of Corporation                                               Address of Principal Office in Conn.
Not organized under the Laws of Conn.*)                          (If none, enter "Secretary of the State of Conn.")


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         *Which has procured a Certificate of Authority to transact business or conduct affairs in this state.
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                                                      AUTHORIZATION
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
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                       Name of Incorporator (Print or Type)       Signee (Incorporator)             Date
  Original Appointee
   (Must be Signed     Joseph R. Coffey                           /s/ Joseph R. Coffey             11-1-96
    by a majority of   -----------------------------------------------------------------------
    Incorporators)     Name of Incorporator (Print or Type)       Signed (Incorporator)


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                       Name of Incorporator (Print or Type)       Signed (Incorporator)


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                       Name of President, Vice President, Secretary or Assistant Secretary          Date
Subsequent Appointment

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                       Signed (President or Vice President, Secretary/Assistant Secretary)


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Acceptance: Name of Statutory Agent for Service (Print or Type)   Signed (Statutory Agent for Service)

 Edward J. Berns                                                  /s/ Edward J. Berns

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For Official Use Only               Rec: CC:
                                              Fabiani & Kone, P.C.
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                                              714 State Street
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                                              New Haven, CT 06511
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                                    Please provide filer's name and complete address for mailing receipt
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                          Certificate of Incorporation
                                       of
                      Physicians Care for Connecticut, Inc.

FIRST.    The name of the corporation is Physicians Care for Connecticut, Inc.

SECOND.   The purpose of the corporation is to engage in any lawful act or activity for which corporations may be formed under the Stock Corporation Act of the State of Connecticut.

THIRD.    The designation of each class of shares, the authorized number of shares of each such class and the par value of each share thereof, are as follows:

            The total number of shares of all classes of stock which the Corporation shall have authority to issue is 20,100 shares, consisting of the following classes of stock:

                  (a)   10,000 shares of Class A Common Stock,

                  (b)   10,000 shares of Class B Common Stock, and

                  (c) 100 shares of Class C Common Stock. Each share of common stock shall be without par value.

FOURTH.   The terms, limitations and relative rights and preferences of each class of shares and series thereof, are as follows:

            A.    CLASS A COMMON STOCK

      1. The Class A Common Stock of the Corporation shall be issuable only to physicians or entities who can demonstrate the following qualifications:

            For individual physicians:

            (i) Must be a physician licensed in the state in which the physician practices.

            (ii) Unless such requirement is waived by the Corporation's Board of Directors in its sole discretion, shall have and maintain, or shall have applied for, membership in the State Medical Association and (if a county medical association or equivalent exists in the location in which the physician practices) the applicable county medical association; provided, however, that physicians who have applied for and not obtained membership in the state and/or a county medical association, must in order to retain
                  Class A shares of the Corporation's Common Stock, maintain such membership(s) once approved; and, provided further, that if such membership(s) is/are denied or not maintained, the physician's Class A Common Stock shall automatically be converted to Class B Common Stock.


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            (iii) Must have a Participation Agreement with MedServ IPA, Inc.
                  in effect.


            (iv) Must have a Physicians Care Primary Care Physician Attachment or a Physicians Care Specialist Physician Attachment to the Participation Agreement with MedServ IPA, Inc. in effect.

             For Groups of physicians: Class A stock may be held by a corporation, professional corporation, business trust, trust, partnership, limited liability corporation or other legal entity in which physicians who provide medical services on behalf of the corporation, professional corporation, business trust, trust, partnership, limited liability corporation or other legal entity have not less than fifty percent (50%) ownership interest or control (referred to as a "Group"), provided that each of the physicians satisfy qualifications (i), (ii), (iii) and (iv) enumerated above, unless waived by the Corporation's Board of Directors in its sole discretion.

      2.     Rights and Preferences

            o Voting Rights. Each share of Class A stock shall entitle the holder of such share to one vote on all matters which are properly before the stockholders. Class A shareholders shall be entitled to elect only certain Directors to the Corporation's Board of Directors as specified in the Corporation's Bylaws and this Certificate of Incorporation.

            o Dividend Rights. Class A Stockholders shall be entitled to receive dividend distributions when, as and if declared by the Corporation's Board of Directors, in its sole discretion.

                   Liquidation Rights. After the liabilities of the Corporation have been discharged, Class B Stockholders shall be entitled to a liquidation preference equal to $1,500 per share of Class B Common Stock. After the Class B Stockholders' liquidation preference is satisfied, all stockholders will share any remaining liquidating distributions pro rata.

            o Ownership Interest. No physician may hold more than one share of Class A Common Stock.

B.    CLASS B COMMON STOCK

            1.    Qualifications:


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            At the discretion of the Corporation's Board of Directors, physicians, hospitals and/or other investors may be issued Class B Common Stock of the Corporation.


      2.    Rights and Preferences

            o Voting Rights. Each share of Class B stock shall entitle the holder of such share to one vote on all matters which require a vote in accordance with law, except that Class B Stockholders shall not be entitled to elect representatives to the Corporation's Board of Directors, to vote on amendments to the Corporation's Bylaws or to vote on such other matters reserved to the holders of Class A stock.

            o Dividend Rights. Class B stockholders shall be entitled to receive dividend distributions, when, as and if declared by the Corporation's Board of Directors, in its sole discretion.

            o Liquidation Rights. After the liabilities of the Corporation have been discharged, Class B Stockholders shall be entitled to a liquidation preference equal to $1,500 per share of Class B Common Stock. After the Class B Stockholders' liquidation preference is satisfied, all stockholders with share any remaining liquidating distributions pro rata.

C.    CLASS C COMMON STOCK

      1.    Qualifications

            The Class C Common Stock of the Corporation shall only be issuable to MedServ of Connecticut, Inc.

      2.    Rights and Preferences

            o Voting Rights. Each share of Class C stock shall entitle the holder of such stock to one vote on all matters properly before the stockholders. The Class C Stockholders shall have certain special voting rights as set forth in Section D, below. The Class C shareholder shall be entitled to elect certain Directors to the Corporation' s Board of Directors as specified in the Corporation's Bylaws and in this Certificate of Incorporation.

            o Dividend Rights. Class C Stockholders shall be entitled to receive dividend distributions, when, as and if declared by the Corporation's Board of Directors, in its sole discretion.


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            o     Liquidation Rights. After the liabilities of the Corporation have been discharged, Class B Stockholders shall be entitled to a liquidation preference equal to $1,500 per share of Class B Common Stock. After the Class B Stockholders' liquidation preference is satisfied, all stockholders will share any remaining liquidating distributions pro rata.

D.    GOVERNANCE

      1. Board of Directors. The number of directors shall be not less than seventeen (17) nor more than twenty-one (21); provided, however, that prior to issuance of Class A and Class B Common Stock there shall be eleven (11) directors.

      Six (6) of the directors shall be elected by the Class A Stockholders with the first election occurring not more than one hundred and eighty (180) days after the last Closing of any issuance of Class A Common Stock. Each of these directors (the "Class A Directors") must be a physician and a member of a county medical society other than the Hartford or New Haven Medical Association. No more than two (2) of the Class A Directors may be members of any one county medical society at any given time; and at all times, not less than three of the Class A Directors shall be "Primary Care Physicians", as said term is defined by policy adopted by the Board of Directors from time to time.

      Eleven (11) of the directors shall be appointed and removed by the Class C Stockholder (the "MedServ Directors"). Six (6) of the MedServ Directors shall be Primary Care Physicians.

      Up to four (4) directors (such number to be determined in the discretion of the Board) shall be representatives of area employers, hospitals, investors in the corporation or individuals representing the interests of the corporation's subscribers. These directors will be elected by a majority of the Class A Stockholders at the annual meeting of the Stockholders from a list of nominees developed by the Board of Directors.

      2. Voting Requirements. The following actions shall require a vote of the stockholders:

             Classes A and B:

                  o Those actions which require stockholder action as a matter of law; provided that nothing contained in this Section D shall have the effect of expanding the voting rights of the shares of Class B Common Stock set forth in Section B.2 above.

             Class C:


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                  A 2/3 majority of the Class C shares must approve the
                  following actions:


                  o     the sale or liquidation of the Corporation;
                  o     the merger or consolidation of the Corporation;
                  o     the amendment of the Certificate of Incorporation; and
                  o all other matters required by law to be submitted to the shareholders for a vote.

E.    RESTRICTIONS ON TRANSFER; SHARE CERTIFICATE

      (1) Restrictions on Transfer. At any time a Class A or Class B Stockholder receives a bona fide offer to transfer shares of the Corporation's stock to an individual or entity who/which satisfies the requirements for stock ownership set forth in the certificate of incorporation, the Stockholder must offer to the Corporation in writing (the "Transfer Notice") a right of first opportunity to purchase such shares at an amount equal to that contained in the bona fide offer ("Purchase Price"). The Corporation shall notify the Stockholder in writing (the "Election Notice") of its election to purchase such shares within thirty (30) days of receipt of the Transfer Notice (the "Election Period"). If the Corporation elects to purchase such shares, the Corporation may, at its election, pay the Purchase Price in cash or deliver a promissory note to the selling stockholder stating that the Corporation will pay the Purchase Price for the shares over a two year period with interest at the prime rate as reported in the Money Rates section of the Wall Street Journal on the first day of the month preceding the notice of sale or transfer. The transfer shall occur within sixty
(60) days of the Election Notice at the offices of the Corporation on the date and at the times set forth in the Election Notice. The promissory note shall obligate the Corporation to pay the selling stockholder the principal amount due with interest thereon in equal quarterly installments over the two year repayment term. If the Corporation does not elect to purchase such shares, the Stockholder may sell such shares to the individual or entity identified in the Transfer Notice, for the Purchase Price specified in the Transfer Notice; provided that the closing of such sale occurs within sixty (60) days following the expiration of the Election Period. If a Stockholder otherwise wishes to sell his or her Stock back to the Corporation, the Corporation, in its sole discretion, may redeem such Stockholder's Stock (optional redemption) for book value, or for such other amount and on such other terms agreeable to the Corporation and the Stockholder.

      (2) Mandatory Redemption. At any time after the fifth anniversary of the issuance date of a Class A Stockholder's shares of stock, but not before, the Corporation shall redeem all shares of stock (including Class A or Class B shares) of the Class A Stockholder wishing to sell or transfer his/her shares upon the occurrence of one of the following events (termed an "Involuntary Transfer"):

            o     the death or permanent disability of the Class A
                  Stockholder; or


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            o     the Class A Stockholder's discontinuation as a provider of medical services in Connecticut (i.e., retirement or relocation), provided, that Physicians who acquire shares of stock through the initial offering of the Corporation's stock and are 55 years of age or older on the date of receipt of an executed Subscription Agreement shall be eligible to redeem their stock at any time after the third anniversary of the issuance date of such stock.

      The Corporation shall redeem such shares of stock at the greater of the then current net book value of such shares determined pursuant to Generally Accepted Accounting Principles ("GAAP") as of the most recently completed fiscal quarter of the Company, or the original issue price of such shares to the stockholder ("Purchase Price"). At the election of the Corporation, the Corporation may make payment in cash or deliver a promissory note to the selling stockholder stating that the Corporation may pay the Purchase Price for the shares over a five year period with interest at the prime rate as reported in the Money Rates section of the Wall Street Journal on the first day of the month preceding the notice of sale or transfer. The promissory note shall obligate the Corporation to pay the selling stockholder the principal amount due and accrued interest thereon in equal quarterly installments over the five year repayment term.

      (3)   Conversion of Shares From Class A to Class B.

In the event that a Class A Stockholder no longer satisfies the qualifications for Class A Stockholder status or transfers the shares to a party which does not satisfy the qualifications for Class A Stockholder status, the Class A Stockholder shall immediately surrender his/her Class A shares of stock and the Corporation will cancel such shares and will issue an equal number of Class B shares to such Stockholder.

      (4)   Limitations on the Corporation's Purchase of Shares.

      Notwithstanding any provision to the contrary in these Articles, the Corporation shall not redeem a Stockholder's Stock if the Corporation is insolvent or, by reason of such redemption, is rendered insolvent, or violates any contract to which the Corporation is a party or if the Board of Directors shall determine that the Corporation is otherwise not obligated to redeem such stock. The determination to be made by the Board of Directors from time to time as to whether the Corporation is obligated to redeem shares will depend upon a number of variable factors, including but not limited to (i) the amount of net proceeds received from this Offering or subsequent financings; if any; (ii) the income from operations earned and anticipated to be earned in connection with the Corporation's business; (iii) the amount of prior redemptions of Stock by the Corporation; and (iv) the amount needed to meet statutory reserve requirements.

      The Board of Directors of the Corporation may adopt annually by resolution a limitation on the amount of funds available each fiscal year for the redemption of shares,


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which resolution shall set forth the priority of payments to Stockholders, and/or the proportionate amount of stock to be redeemed from stockholders, in the event the aggregate Purchase Price of shares for which redemption is otherwise required exceeds the limitation duly adopted.


      (5)    Miscellaneous.

            (i) Any or all of the foregoing restrictions may be waived by the Board of Directors of the Corporation. The certificate of the Treasurer or Secretary of such waiver, or of the compliance of a shareholder with the above requirements shall be conclusive evidence thereof.

            (ii) No transfer of stock shall be binding on the Corporation unless made and recorded on its stock transfer books. The Corporation shall have the right to refuse to transfer any shares of stock that are not effected in compliance with this Article.

            (iii) A reference to this Article shall be printed upon each share of capital stock issued by the Corporation, and the provisions of this Article shall be binding upon every person now or hereafter becoming a shareholder, all of whom shall take such stock subject to the provisions hereof. Each share of capital stock issued by the Corporation shall contained the following restrictive legend:

                         Notice is hereby given that the shares of stock represented by this certificate is subject to the provisions and restrictions on transfer and redemption included in the Certificate of Incorporation of the Corporation, a copy of which is on file at the office of the Corporation, and that any transfer of the shares of stock represented by this Certificate shall be void unless said transfer is in compliance with said Certificate.

FIFTH.   The minimum amount of stated capital with which the Corporation shall commence business is Twelve Thousand Dollars ($12,000).

SIXTH.   The duration of this Corporation is unlimited.

SEVENTH. The personal liability of a director to the Corporation or its shareholders for monetary damages for breach of duty as a director shall be limited to an amount equal to the amount of compensation received by the director for serving the Corporation during the calendar year in which the violation occurred (and if the director received no such compensation from the Corporation during the calendar year of the violation, such director


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shall have no liability to the Corporation of its shareholders for breach of duty) if such breach did not:

      (A)   involve a knowing and culpable violation of law by the director;

      (B) enable the director or an Associate, as defined in subdivision (3) of Section 33-374d of the Connecticut Stock Corporation Act as in effect at the time of the violation, to receive an improper personal economic gain;

      (C) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation;

      (D) constitute a sustained and unexcused pattern of inattention that amount to an abdication of the director's duty to the Corporation; or

      (E) create liability under Section 33-321 of the Connecticut Stock Corporation Act as in effect at the time of the violation.

      Any repeal or modification of this Article Seventh shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

      EIGHTH. As permitted by Section 33-343(f) of the Connecticut Stock Corporation Act, all preemptive rights of shareholders are hereby denied, and no holder of any shares of stock of the Corporation shall be entitled as a matter of right to subscribe for, purchase or receive any shares of stock of the Corporation (or any obligation convertible into, or warrant or other instrument entitling the holder to purchase, any stock of the Corporation) which the Corporation may issue or sell, whether out of the number of shares of the stock now authorized, or whenever authorized, or out of shares of stock or the Corporation acquired by it after issuance.

      Under penalties of false statement, I declare that the statements contained in this Certificate of Incorporation are true.

      Dated at Cheshire, Connecticut, this 12th day of November, 1996.


                                                /s/ Joseph R. Coffey
                                                ------------------------------
                                                Joseph R. Coffey, Incorporator


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